Exhibit 16.1

March 19, 2015

United States Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549-7561

Re:            Resort Savers, Inc.  (Commission File Number: 333-187437)

Commissioners:

We have read Item 4.01 of Form 8-K dated March 19, 2015, of Resort Savers, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC
Li and Company, PC